Invitae Reports $68.7 Million in Revenue Driven by 170,000 Samples Accessioned in the Third Quarter of 2020

-- Strong results driven by comprehensive menu, customer relationships and consistent execution --
-- Landmark data supporting universal genetic testing in cancer and the utility of germline and somatic testing to improve patient management published --
-- Hosting conference call and webcast today at 4:30pm Eastern/1:30pm Pacific --

SAN FRANCISCO, November 5, 2020 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, today announced financial and operating results for the third quarter ended September 30, 2020.

“Strategic, commercial and operating results in the third quarter continued to demonstrate the value and leverage available from our global, diversified business. These strong results are a testament to our unique combination of comprehensive menu, durable customer relationships and ability to execute,” said Sean George, Ph.D., co-founder and chief executive officer of Invitae. “We further advanced clinical understanding of the importance of genetic information with the publication of several studies, including a collaboration supporting universal testing for cancer patients. Looking ahead, we believe recent acquisitions and integrations, coupled with our internal development efforts, will provide access to new and developing markets and improve ease-of-use for customers, enhancing our ability to meet the needs of patients and clinicians as the use of genetics in healthcare continues to accelerate.”

Third Quarter 2020 Financial Results
•Accessioned approximately 170,000 samples in the third quarter of 2020 compared to 129,000 samples in the third quarter of 2019. Billable volume was approximately 157,000 in the third quarter of 2020
•Generated revenue of $68.7 million in the third quarter of 2020 compared to $56.5 million in revenue in the third quarter of 2019
•Reported average cost per sample of $274 in the third quarter of 2020 compared to $249 average cost per sample in the third quarter of 2019. Non-GAAP average cost per sample was $247 in the third quarter of 2020
•Achieved gross profit of $22.1 million in the third quarter of 2020 compared to $24.4 million of gross profit in the third quarter of 2019. Non-GAAP gross profit was $26.8 million in the third quarter of 2020

Total operating expense, excluding cost of revenue, for the third quarter of 2020 was $102.9 million. Non-GAAP operating expense was $102.6 million in the third quarter of 2020.

Net loss for the third quarter of 2020 was $102.9 million, or $0.78 net loss per share, compared to a net loss of $78.7 million in the third quarter of 2019, or $0.82 net loss per share. Non-GAAP net loss was $81.7 million, or $0.62 non-GAAP net loss per share, in the third quarter of 2020.

At September 30, 2020, cash, cash equivalents, restricted cash and marketable securities totaled $368.0 million. Net decrease in cash, cash equivalents and restricted cash for the quarter was $61.4 million. Cash burn was $64.9 million for the quarter.

Corporate and Scientific Highlights
•Completed the transaction to bring ArcherDX, a leading genomics analysis company, into Invitae to create a global leader in comprehensive cancer genetics and precision oncology, bringing germline and somatic testing, liquid biopsy and tissue genomic profiling onto a single platform. With both centralized and distributed capabilities, Invitae is now uniquely positioned to provide flexibility in meeting customers’ needs.
•Published significant studies underscoring the use of both germline and somatic sequencing in oncology:
◦A multi-year collaboration with researchers at Mayo Clinic published in JAMA Oncology evaluated universal germline genetic testing for solid tumor cancer patients. The study found one in eight patients with cancer had an inherited, cancer-related gene mutation, half of whom would not have been detected using a standard guidelines based approach and one-third of whom had their therapy changed as a result of their genetics. The data support changing the standard of care to include germline genetic testing for all solid tumor cancer patients.
◦A study published in JAMA Network Open showing tumor-only genetic sequencing misses medically actionable genetic variants in cancer patients that germline genetic tests identify, suggesting the use of both tumor and germline testing to provide the most complete and actionable genetic profiling to inform cancer treatment.
◦Data presented at the American Society of Human Genetics annual meeting, showed one in ten men with prostate cancer harbored genetic changes linked to hereditary cancer syndromes and three-quarters of those patients met criteria for changes in their cancer management or treatment based on their genetic findings. Study findings suggest common criteria used to restrict testing would miss clinically important changes for many patients and their families.
•Began enrollment in a nationwide study to better understand the role of current genetic testing guidelines in ensuring prostate cancer patients receive testing to identify clinically relevant genetic variants that can inform prognosis and support access to targeted therapies.
•Signed 32 biopharma partnership deals in the quarter.
◦Partnered with Pfizer to offer the BRCA Care genetic testing program, which provides sponsored, no-charge germline BRCA testing for patients diagnosed with HER2-negative locally advanced or metastatic breast cancer in different countries, beginning in Hong Kong, Oman, Qatar, Saudi Arabia, Taiwan and United Arab Emirates.
◦Signed two new partners to the Behind the Seizure program, bringing the total number of biopharma partners in this program to 10.
◦Added two additional partners to Invitae’s Detect programs providing no-charge genetic testing for conditions in which testing is underutilized and can improve diagnosis and treatment.
•Announced the appointment of tech entrepreneur Kimber Lockhart to the company’s Board of Directors, noting her expertise and leadership in scaling engineering and digital tools.

Webcast and Conference Call Details
Management will host a conference call and webcast today at 4:30 p.m. Eastern / 1:30 p.m. Pacific to discuss financial results and recent developments. To register for the conference call and webcast, please use one of the methods below. Upon registering, each participant will be provided with call details and a registrant ID.

Online registration: http://www.directeventreg.com/registration/event/7916067

Phone registration: (888) 869-1189 or (706) 643-5902

The live webcast of the call and slide deck may be accessed here or by visiting the investors section of the company's website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company's website.

About Invitae
Invitae Corporation (NYSE: NVTA) is a leading medical genetics company, whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae's goal is to aggregate the world's genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company's website at invitae.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the company’s belief regarding the value and leverage of its global, diversified business; the company’s belief regarding the impact of its unique combination of comprehensive menu, durable customer relationships and ability to execute; the importance of the company’s recent studies and collaborations; the company’s belief regarding the momentum of its business and ability to continue to deliver on its mission to bring genetic information into mainstream medicine; the impact of the company's acquisitions, including its completed merger with ArcherDX, as well as its internal development efforts, partnerships and product offerings; and the company's beliefs regarding its ability to access new and developing markets, improve ease-of-use for customers, and meet the needs of patients and clinicians. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the impact of COVID-19 on the company, and the effectiveness of the efforts it has taken or may take in the future in response thereto; the company's ability to continue to grow its business, including internationally; the company's history of losses; the company's ability to compete; the company's failure to manage growth effectively; the company's need to scale its infrastructure in advance of demand for its tests and to increase demand for its tests; the risk that the company may not obtain or maintain sufficient levels of reimbursement for its tests; the company's failure to successfully integrate or fully realize the anticipated benefits of acquired businesses; risks associated with litigation; the company's ability to use rapidly changing genetic data to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company's business; and the other risks set forth in the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2020. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Non-GAAP Financial Measures
To supplement Invitae’s consolidated financial statements prepared in accordance with generally accepted accounting principles in the United States (GAAP), the company is providing several non-GAAP measures, including non-GAAP gross profit, non-GAAP cost of revenue, non-GAAP operating expense, including non-GAAP research and development, non-GAAP selling and marketing, non-GAAP general and administrative and non-GAAP other income (expense), net, as well as non-GAAP net loss and non-GAAP net loss per share and non-GAAP cash burn. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly-titled measures presented by other companies. Management believes these non-GAAP financial measures are useful to investors in evaluating the company's ongoing operating results and trends.

Management is excluding from some or all of its non-GAAP operating results (1) amortization of acquired intangible assets, (2) acquisition-related stock-based compensation, (3) post-combination expense related to the acceleration of equity grants or bonus payments in connection with the company's business combinations, (4) adjustments to the fair value of acquisition-related liabilities and (5) acquisition-related income tax benefits. These non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact on the reported financial results. Management accounts for this limitation by analyzing results on a GAAP basis as well as a non-GAAP basis and also by providing GAAP measures in the company's public disclosures.

Cash burn excludes (1) changes in marketable securities, (2) cash received from equity financings and (3) cash received from exercises of warrants. Management believes cash burn is a liquidity measure that provides useful information to management and investors about the amount of cash consumed by the operations of the business. A limitation of using this non-GAAP measure is that cash burn does not represent the total change in cash, cash equivalents, and restricted cash for the period because it excludes cash provided by or used for other operating, investing or financing activities. Management accounts for this limitation by providing information about the company's operating, investing and financing activities in the statements of cash flows in the consolidated financial statements in the company's most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K and by presenting net cash provided by (used in) operating, investing and financing activities as well as the net increase or decrease in cash, cash equivalents and restricted cash in its reconciliation of cash burn.

In addition, other companies, including companies in the same industry, may not use the same non-GAAP measures or may calculate these metrics in a different manner than management or may use other financial measures to evaluate their performance, all of which could reduce the usefulness of these non-GAAP measures as comparative measures. Because of these limitations, the company's non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the non-GAAP reconciliations provided in the tables below.

INVITAE CORPORATION
Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$106,436	$151,389
Marketable securities	254,848	240,436
Accounts receivable	27,328	32,541
Prepaid expenses and other current assets	26,492	18,032
Total current assets	415,104	442,398
Property and equipment, net	46,130	37,747
Operating lease assets	39,007	36,640
Restricted cash	6,685	6,183
Intangible assets, net	187,060	125,175
Goodwill	211,225	126,777
Other assets	7,961	6,681
Total assets	$913,172	$781,601
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$15,589	$10,321
Accrued liabilities	77,986	64,814
Operating lease obligations	6,628	4,870
Finance lease obligations	1,237	1,855
Total current liabilities	101,440	81,860
Operating lease obligations, net of current portion	42,363	42,191
Finance lease obligations, net of current portion	1,834	1,155
Convertible senior notes, net	279,870	268,755
Deferred tax liability	10,250	—
Other long-term liabilities	60,864	8,000
Total liabilities	496,621	401,961

Stockholders’ equity:
Common stock	13	10
Accumulated other comprehensive income (loss)	199	(9)
Additional paid-in capital	1,542,848	1,138,316
Accumulated deficit	(1,126,509)	(758,677)
Total stockholders’ equity	416,551	379,640
Total liabilities and stockholders’ equity	$913,172	$781,601

INVITAE CORPORATION
Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Test revenue	$67,326	$55,502	$175,503	$147,423
Other revenue	1,402	1,009	3,664	3,116
Total revenue	68,728	56,511	179,167	150,539
Cost of revenue	46,643	32,120	130,017	81,380
Research and development	37,802	46,951	168,433	90,247
Selling and marketing	37,800	32,690	119,440	87,662
General and administrative	27,306	21,733	81,966	56,326
Loss from operations	(80,823)	(76,983)	(320,689)	(165,076)
Other expense, net	(15,771)	(7,591)	(32,499)	(5,572)
Interest expense	(6,308)	(2,833)	(17,244)	(7,062)
Net loss before taxes	(102,902)	(87,407)	(370,432)	(177,710)
Income tax benefit	—	(8,700)	(2,600)	(12,650)
Net loss	$(102,902)	$(78,707)	$(367,832)	$(165,060)
Net loss per share, basic and diluted	$(0.78)	$(0.82)	$(3.08)	$(1.86)
Shares used in computing net loss per share, basic and diluted	132,484	95,577	119,386	88,663

INVITAE CORPORATION

Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net loss	$(367,832)	$(165,060)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	22,964	11,135
Stock-based compensation	102,329	47,826
Amortization of debt discount and issuance costs	11,115	855
Remeasurements of liabilities associated with business combinations	42,448	—
Benefit from income taxes	(2,600)	(12,650)
Debt extinguishment costs	—	8,926
Other	(570)	901
Changes in operating assets and liabilities, net of businesses acquired:
Accounts receivable	5,516	(444)
Prepaid expenses and other current assets	(8,460)	(1,424)
Other assets	1,387	2,369
Accounts payable	3,118	87
Accrued expenses and other liabilities	5,665	9,692
Net cash used in operating activities	(184,920)	(97,787)
Cash flows from investing activities:
Purchases of marketable securities	(180,021)	(20,781)
Proceeds from sales of marketable securities	12,832	—
Proceeds from maturities of marketable securities	152,465	34,500
Acquisition of businesses, net of cash acquired	(57,576)	(9,801)
Purchases of property and equipment	(13,991)	(13,530)
Other	(2,000)	—
Net cash provided by (used in) investing activities	(88,291)	(9,612)
Cash flows from financing activities:
Proceeds from public offerings of common stock, net	217,489	204,024
Proceeds from issuance of common stock, net	9,076	5,734
Proceeds from issuance of convertible senior notes, net	—	339,900
Payments of debt extinguishment costs	—	(10,638)
Loan payments	—	(75,000)
Finance lease principal payments	(1,543)	(1,590)
Other	3,738	—
Net cash provided by financing activities	228,760	462,430
Net increase in cash, cash equivalents and restricted cash	(44,451)	355,031
Cash, cash equivalents and restricted cash at beginning of period	157,572	118,164
Cash, cash equivalents and restricted cash at end of period	$113,121	$473,195

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP Cost of Revenue
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cost of revenue	$46,643	$32,120	$130,017	$81,380
Amortization of acquired intangible assets	(4,708)	(1,412)	(12,138)	(2,397)
Non-GAAP cost of revenue	$41,935	$30,708	$117,879	$78,983

Reconciliation of GAAP to Non-GAAP Gross Profit
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$68,728	$56,511	$179,167	$150,539
Cost of revenue	46,643	32,120	130,017	81,380
Gross profit	22,085	24,391	49,150	69,159
Amortization of acquired intangible assets - cost of revenue	4,708	1,412	12,138	2,397
Non-GAAP gross profit	$26,793	$25,803	$61,288	$71,556

Reconciliation of GAAP to Non-GAAP Research and Development Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Research and development	$37,802	$46,951	$168,433	$90,247
Amortization of acquired intangible assets	(117)	(117)	(350)	(350)
Acquisition-related stock-based compensation	171	(18,613)	(52,011)	(21,199)
Acquisition-related post-combination expense	(60)	—	(60)	—
Non-GAAP research and development	$37,796	$28,221	$116,012	$68,698

Reconciliation of GAAP to Non-GAAP Selling and Marketing Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Selling and marketing	$37,800	$32,690	$119,440	$87,662
Amortization of acquired intangible assets	(760)	(675)	(2,331)	(2,024)
Acquisition-related post-combination expense	(40)	—	(40)	—
Non-GAAP selling and marketing	$37,000	$32,015	$117,069	$85,638

INVITAE CORPORATION

Reconciliation of GAAP to Non-GAAP General and Administrative Expense
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
General and administrative	$27,306	$21,733	$81,966	$56,326
Amortization of acquired intangible assets	—	(29)	(10)	(86)
Acquisition-related post-combination expense	—	(2,946)	(500)	(6,158)
Fair value adjustments to acquisition-related liabilities	504	—	(4,328)	—
Non-GAAP general and administrative	$27,810	$18,758	$77,128	$50,082

Reconciliation of Operating Expense to Non-GAAP Operating Expense
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Research and development	$37,802	$46,951	$168,433	$90,247
Selling and marketing	37,800	32,690	119,440	87,662
General and administrative	27,306	21,733	81,966	56,326
Operating expense	102,908	101,374	369,839	234,235
Amortization of acquired intangible assets	(877)	(821)	(2,691)	(2,460)
Acquisition-related stock-based compensation	171	(18,613)	(52,011)	(21,199)
Acquisition-related post-combination expense	(100)	(2,946)	(600)	(6,158)
Fair value adjustments to acquisition-related liabilities	504	—	(4,328)	—
Non-GAAP operating expense	$102,606	$78,994	$310,209	$204,418

Reconciliation of Other Income (Expense), Net to Non-GAAP Other Income (Expense), Net
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Other expense, net	$(15,771)	$(7,591)	$(32,499)	$(5,572)
Fair value adjustments to acquisition-related liabilities	16,208	—	37,937	—
Non-GAAP other income (expense), net	$437	$(7,591)	$5,438	$(5,572)

INVITAE CORPORATION

Reconciliation of Net Loss to Non-GAAP Net Loss Per Share
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net loss	$(102,902)	$(78,707)	$(367,832)	$(165,060)
Amortization of acquired intangible assets	5,585	2,233	14,829	4,857
Acquisition-related stock-based compensation	(171)	18,613	52,011	21,199
Acquisition-related post-combination expense	100	2,946	600	6,158
Fair value adjustments to acquisition-related liabilities	15,704	—	42,265	—
Acquisition-related income tax benefit	—	(8,700)	(2,600)	(12,650)
Non-GAAP net loss	$(81,684)	$(63,615)	$(260,727)	$(145,496)

Non-GAAP net loss per share, basic and diluted	$(0.62)	$(0.67)	$(2.18)	$(1.64)
Shares used in computing net loss per share, basic and diluted	132,484	95,577	119,386	88,663

Reconciliation of Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash to Cash Burn
(in thousands)
(unaudited)

	Three Months Ended March 31, 2020	Three Months Ended June 30, 2020	Three Months Ended September 30, 2020	Nine Months Ended September 30, 2020

Net cash used in operating activities	$(62,361)	$(60,393)	(62,166)	(184,920)
Net cash provided by (used in) investing activities	801	(83,418)	(5,674)	(88,291)
Net cash provided by financing activities	551	221,794	6,415	228,760
Net increase (decrease) in cash, cash equivalents and restricted cash	(61,009)	77,983	(61,425)	(44,451)

Adjustments:
Purchases of investments	—	115,350	64,671	180,021
Sales of investments	(12,532)	—	(300)	(12,832)
Maturities of investments	(24,965)	(65,000)	(62,500)	(152,465)
Proceeds from public offering of common stock, net of issuance costs	—	(217,489)	—	(217,489)
Prepayment for private placement	—	—	(5,000)	(5,000)
Proceeds from exercises of warrants	(27)	(35)	(324)	(386)
Cash burn	$(98,533)	$(89,191)	$(64,878)	(252,602)

• Cash burn for the three months ended March 31, 2020 includes $32.3 million of cash paid in connection with the acquisition of Diploid and cash burn for the three months ended June 30, 2020 includes $25.4 million of cash paid in connection with the acquisitions of Genelex and YouScript.

Source: Invitae Corporation
Contact:
Laura D’Angelo
ir@invitae.com
(628) 213-3369
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